Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
PrivateBancorp, Inc.:

We consent to the incorporation, by reference, in the Registration Statement (No. 333-43830) on Form S-8 of PrivateBancorp, Inc. filed August 15, 2000, to our report dated June 12, 2002, relating to the financial statements and schedules of The PrivateBank and Trust Company Savings and Retirement Plan included in the December 31, 2001 Annual Report on Form 11-K of PrivateBancorp, Inc. Savings and Retirement Plan.


/s/ PHILIP ROOTBERG & COMPANY, LLP


Chicago, Illinois
June 28, 2002